press
release

October 28, 2010

9M 2010 Activity Indicators

Total revenues up 3% to €70.5 billion

On a comparable basis:

Life & Savings

- Revenues up 1% to €44.0 billion
- New Business Margin up 2.4 pts to 19.7%
- Net inflows up € 0.6 billion to €+7.8 billion

Property & Casualty

- Revenues up 1% to €21.4 billion
- Ca. 3% price increase
- Net personal new contracts: +940k

Asset management

- Revenues up 6% to €2.5 billion
- Assets under management up €32 billion to €877 billion
- Net inflows of €-41 billion

"Our top line trends for the first nine months are in line with those observed in the first semester, with a continued focus on disciplined growth. This will allow us in the short term to adapt to the current environment, improve profitability where needed, and be prepared to accelerate growth in the medium term", said **Henri de Castries, Chairman and CEO of AXA.**

"Life & Savings continued to experience positive growth, with a contrasted situation between countries. Our ongoing active measures to improve margins in selected areas continued to bear fruit in the third quarter with further improvements in new business profitability. Nevertheless, the decline in interest rates is expected to affect new business margins as measured at year end.
In Property & Casualty, price increases accelerated slightly in the third quarter across the board. Combined with more selective underwriting especially in Commercial lines, this led to an increase in revenues of 1%.
Asset management revenue growth was driven by higher assets under management, despite net outflows, mainly in the institutional client segment of AllianceBernstein and AXA Rosenberg."

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Contents

redefining / standards

AXA

All comments are on a comparable basis (constant Forex, scope and methodology for activity indicators).

The sale of part of our UK life operations has been completed in September 2010. 9M10 reported figures include January to August contributions of the disposed operations.

Revenues : Key figures

Euro million, except when otherwise noted	9M09	9M10	Change on a reported basis	Change		
				Comp.[a] basis	Scope & Other	FX impact[b]
Life & Savings revenues	**42,706**	**43,970**	**+3.0%**	**+0.9%**	***-0.4 pt***	***+2.5 pts***
Net inflows (Euro billion)	7.0	7.8				
APE[1] (Group share)	4,508	4,632	+2.8%	-0.5%	*-0.9 pt*	*+4.2 pts*
NBV[2] (Group share)	775	911	+17.6%	+13.0%	*-0.1 pt*	*+4.7 pts*
NBV to APE margin (Group share)	17.2%	19.7%	+2.5 pts	+2.4 pts		
Property & Casualty revenues	**20,524**	**21,389**	**+4.2%**	**+0.7%**	***+0.4 pt***	***+3.0 pts***
International Insurance revenues	**2,308**	**2,296**	**-0.5%**	**-2.2%**	***-0.7 pt***	***+2.4 pts***
Asset Management revenues	**2,253**	**2,463**	**+9.3%**	**+6.2%**	***+0.0 pt***	***+3.1 pts***
Net inflows (Euro billion)	-51	-41				
Total revenues[c]	**68,094**	**70,462**	**+3.5%**	**+1.0%**	***-0.1 pt***	***+2.7 pts***

(a) Change on a comparable basis was calculated at constant FX and scope.
(b) Mainly due to the depreciation of Euro against most currencies.
(c) Including banking revenues up 13% to Euro 344 million in 9M10 (vs. Euro 302 million in 9M09).

Revenues

- **Total Revenues** were up 1.0% to Euro 70,462 million.
- **Life & Savings** revenues were up 0.9% to Euro 43,970 million.

  APE[1] was down 0.5% to Euro 4,632 million, with lower sales in the US, France and Japan, partly offset by strong performance mainly in MedLA, CEE, SEA & China, Hong Kong and the UK. High growth markets[3] APE was up 28%.

  Net inflows were positive at Euro +7.8 billion (up Euro 0.6 billion vs. 9M09), mainly driven by higher gross inflows.

  New Business Value (NBV[2]) was up 13% to Euro 911 million, primarily due to improved business mix benefiting from new products introduced in the US and Japan.

  As a result, New Business margin was up 2.4 points from 17.2% to 19.7%, with protection at 40%, health at 45% and investment & savings at 9%.
- **Property & Casualty** revenues increased by 0.7% to Euro 21,389 million as the 3.9% growth in Individual lines (largely driven by a 3.4% average price increase), was partly offset by a 3.8% decrease in Commercial lines where the 2.0% average price increase was more than compensated by lower volumes from more selective underwriting and by reduced sum insured. Overall, the average price increase was 2.8%.
- **Asset Management** revenues were up 6.2% to Euro 2,463 million, mostly due to higher average assets under management (+6%). Assets under management reached Euro 877 billion, up Euro 32 billion vs. December 31, 2009 levels, benefiting from positive market and forex impacts partly offset by net outflows mainly from institutional clients.

Life & Savings

- **Life & Savings revenues** were up 0.9% to Euro 43,970 million with positive contribution from MedLA and NORCEE partly offset by France and the US.

  Net inflows were positive at Euro +7.8 billion (up Euro 0.6 billion vs. 9M09), mainly driven by higher gross inflows.

Net Inflows by country/region		
Euro billion	9M09	9M10
France	+3.2	+2.2
NORCEE[a]	+2.0	+3.2
United States	+0.3	-0.8
United Kingdom[b]	-0.6	-0.8
Asia Pacific[c]	+0.9	+1.5
MedLA[d]	+1.2	+2.4
Total L&S Net Inflows	**+7.0**	**+7.8**

(a) Northern Central and Eastern Europe: Germany, Belgium, Switzerland, Central & Eastern Europe and Luxembourg
(b) UK net inflows, excluding with-profit funds, stood at Euro 110 million at September 30, 2010
(c) Asia Pacific: Australia, New Zealand, Hong Kong, Japan and South East Asia
(d) Mediterranean and Latin America Region: Italy, Spain, Portugal, Turkey, Mexico, Greece and Morocco

- **New Business Volume (APE[1])** was down 0.5% to Euro 4,632 million, with:
  - lower sales in the US (mainly lower "Accumulator" sales following product redesign partly compensated by new "Retirement Cornerstone" product sales), France (decline in both Individual and Group lines) and Japan (discontinuation of a lower margin tax-driven protection product),
  - partly offset by strong performance mainly in MedLA (notably thanks to Italy in a context of low interest rate environment limiting competition from banking products, and fiscal amnesty), CEE, SEA & China and Hong-Kong (driven by higher sales of protection with savings products), as well as the UK (driven by the success of the "Elevate" wrap-platform).

  High growth markets[3] APE was up 28%.

  Unit-linked share in APE was 38%, as clients continue to remain cautious towards unit-linked products in still unstable market environments.

Annual Premium Equivalent by country/region				
Euro million	9M09	9M10	Change on a reported basis	Change on a comparable basis
United States	770	741	-3.7%	-7.4%
France	1,120	996	-11.1%	-11.1%
United Kingdom	711	737	+3.6%	+5.9%
NORCEE [a]	841	938	+11.5%	+4.0%
of which Germany	342	358	+4.7%	-0.0%
of which Switzerland	208	233	+12.2%	+4.1%
of which Belgium	174	176	+1.7%	+1.7%
of which Central & Eastern Europe	118	171	+44.3%	+17.7%
Asia Pacific	733	789	+7.6%	-1.8%
of which Japan	380	335	-11.9%	-13.3%
of which Australia/ New Zealand	198	223	+12.3%	-10.4%
of which Hong Kong	89	111	+25.0%	+20.0%
of which South East Asia & China	66	120	+82.7%	+61.3%
MedLA	332	431	+29.8%	+30.0%
of which Spain	58	58	+1.1%	+1.1%
of which Italy	208	294	+41.5%	+41.5%
of which other[a]	67	79	+18.2%	+18.6%
Total Life & Savings APE[1]	**4,508**	**4,632**	**+2.8%**	**-0.5%**

(a) Northern Central and Eastern Europe: Germany, Belgium, Switzerland and Central and Eastern Europe. Luxemburg's APE and NBV are not modelled.
(b) Portugal, Greece, Turkey, Mexico and Morocco.

- **New Business Value (NBV[2])** was up 13% to Euro 911 million, primarily due to improved business mix mainly benefiting from new products introduced in the US and Japan.

  As a result, New Business margin was 19.7%.

  Actuarial and financial assumptions are not updated on a quarterly basis, except for interest rates which are hedged for variable annuity products. These assumptions will be updated at year-end 2010 and will notably take into account the decline in interest rates.



17.2%
3.1pts
-0.2pt
-0.3pt
-0.1pt
19.7%
NBV margin 9M09
Business mix
Unit costs
Market conditions
FX & other
NBV margin 9M10

Detail by country:

The United States

New business APE decreased by 7% to Euro 741 million, primarily driven by lower variable annuity sales, mainly in third-party channels, due to high level of sales in 1Q09 preceding the redesigned "Accumulator" products, partly offset by higher mutual funds sales.
The new "Retirement Cornerstone" product represented 50% of total variable annuity first year premiums in 3Q10.

NBV margin was up 6.8 points to 11.2%, primarily as a result of strong improvement in business mix following the introduction of a redesigned "Accumulator" product and the progressive launch of "Retirement Cornerstone" in 2010, partly offset by higher unit costs.

France

New business APE was down 11% to Euro 996 million, mostly driven by:
(i) in Individual lines, a decrease in savings products sales (driven by lower sales from bank partnerships and fewer large contracts on traditional business in a context of high competition on rates), partly offset by an increase in unit-linked products sales (increased incentives to both agents and clients) and protection products sales (success of family protection product),
(ii) in Group lines, a decrease mostly due to lower large premiums in retirement business (in both unit-linked and non unit-linked).

NBV margin was up 0.9 point to 9.3%, mainly as a result of improvement in product mix in Individual lines with a shift towards unit-linked products and an increase in protection products sales.

The United Kingdom

New business APE was up 6% to Euro 737 million, mainly as a result of strong increase in mutual fund sales through the new "Elevate" wrap-platform.

NBV margin was down 0.4 point to 10.3% as a result of a less favorable business mix.

Northern Central & Eastern Europe

- **Germany new business APE** was stable at Euro 358 million with higher sales in investment & savings products offset by lower sales in health products following a legislative reform.

  NBV margin was down 2.4 points to 11.9% primarily due to the impact of lower interest rates on "Twinstar" variable annuity product profitability.

- **Switzerland new business APE** was up 4% to Euro 233 million mainly due to higher sales in group life due to higher single premiums reflecting new business coming from pension foundations.

  NBV margin was stable at 33.5%.

- **Belgium new business APE** was up 2% to Euro 176 million mostly due to an increase in individual investment & savings products sales partly offset by lower exceptional large contracts in group life.

  NBV margin was down 0.5 point to 14.8%.

- **Central & Eastern Europe new business APE** was up 18% to Euro 171 million mostly driven by the success of pension products mainly in Poland.

  NBV margin was up 2.6 points to 23.5% driven by a better business mix.

Asia Pacific

- **Japan new business APE** decreased by 13% to Euro 335 million, mainly driven by the discontinuation of a lower margin tax-driven product.

  NBV margin was up 11.8 points to 71.8% mainly driven by an improved business mix (notably due to the variable annuity offer redesign and the discontinuation of a lower margin tax-driven product).

- **Australia/New Zealand new business APE** was down 10% to Euro 223 million, mainly due to a decrease in mutual fund sales in a context of flat equity markets in 3Q10.

  NBV margin was down 0.1 point at 13.6%.

- **Hong Kong new business APE** was up 20% to Euro 111 million, mainly due to an increase in protection with savings products.

  NBV margin was up 4.9 points to 68.9% mainly as a result of an improved business mix with a shift from investment & savings products towards higher margin protection products.

- **South East Asia & China new business APE** was up 61% to Euro 120 million mainly driven by higher sales of protection with savings across the board, notably through the bancassurance channel (mainly AXA Mandiri Financial Services joint-venture in Indonesia).

NBV margin was down 12.3 points to 45.6% mainly due to a less favorable business mix and expenses and lapses modeling refinement.

Mediterranean and Latin America Region (MedLA)

- **New business APE** increased by 30% to Euro 431 million, driven by higher sales in non unit-linked investment & savings products in Italy particularly at AXA MPS Italian Joint-Venture in a context of lower competition from bank deposits, combined with strong sales in "Accumulator" products (mainly in Spain) and in group protection in Mexico.
- **NBV margin** was up 1.3 points to 16.3%, as a result of lower unit costs due to higher volumes and an improved business mix.

PROPERTY & CASUALTY /

Property & Casualty

Property & Casualty revenues increased by 0.7% to Euro 21,389 million as the 3.9% growth in Individual lines (largely driven by a 3.4% average price increase), was partly offset by a 3.8% decrease in Commercial lines where the 2.0% average price increase was more than compensated notably by lower volumes from more selective underwriting and by reduced sum insured. Overall, the average price increase was 2.8%.

Net new personal contracts amounted to +940k.

Property & Casualty : IFRS revenues by country/region

In Euro million	9M09	9M10	Change on a reported basis	Change on a comp. basis
NORCEE[(a)]	6,713	6,845	+2.0%	-1.3%
of which Germany	2,905	2,869	-1.2%	-1.5%
of which Belgium	1,651	1,617	-2.1%	-2.1%
of which Switzerland	2,058	2,201	+6.9%	-0.8%
MedLA	4,806	4,906	+2.1%	-0.7%
of which Spain	1,868	1,765	-5.5%	-5.5%
of which Italy	1,019	1,036	+1.6%	+1.6%
of which other[(b)]	1,919	2,105	+9.7%	+2.8%
France	4,434	4,556	+2.7%	+2.7%
United Kingdom & Ireland	3,071	3,208	+4.5%	+1.4%
Canada	877	1,095	+24.8%	+6.7%
Asia	623	779	+25.2%	+7.4%
Total P&C revenues	**20,524**	**21,389**	**+4.2%**	**+0.7%**

(a) Northern Central and Eastern Europe: Germany, Belgium, Switzerland, Central and Eastern Europe, Luxembourg
(b) Portugal, Greece, Turkey, Mexico, Gulf region and Morocco

Personal lines were up 3.9% mainly benefiting from a 3.4% average price increase.

- **Personal Motor revenues** (36% of total P&C revenues) were up 5% mainly driven by the UK (+35%) following strong tariff increases and higher volumes mostly as a result of the success of both Swiftcover and AXA branded direct businesses. France was up 5% mostly driven by tariff increases while Spain was down 7% mainly due to both lower volumes as a result of severe price competition and lower guarantees.

  Motor net new contracts amounted to +718k.

- **Personal Non-Motor revenues** (25% of total P&C revenues) increased by 3% driven by France (+5%) largely attributable to price increases in household, and by Italy as AXA MPS household business benefited from the rebound of bank mortgage loan activity. These positive impacts were partially offset by a decrease in Germany (-3%) primarily due to the medical liability segment restructuring with tariff increase and selective underwriting.

  Household net new contracts amounted to +222k.

Commercial lines were down 3.8% as the 2.0% average price increase was more than offset notably by lower volumes from more selective underwriting and by reduced sum insured.

- **Commercial Motor revenues** (8% of total P&C revenues) were stable as increases notably in the UK and Ireland (+7%), Mexico (+4%) and Canada (+7%) were offset by negative contributions mostly from Spain (-22%) reflecting tariff increases despite high competition.
- **Commercial Non-Motor revenues** (30% of total P&C revenues) were down 5% notably due to the UK (-13%) following AXA's exit from certain property accounts in a very competitive environment, Belgium (-8%) as a consequence of selective underwriting in workers compensation, and Switzerland (-3%) as a result of lower volumes mainly in the competitive health market.

Asset Management

- **Asset Management revenues** were up 6.2% to Euro 2,463 million, mostly due to higher average assets under management (+6%).
- **Assets Under Management** were up Euro 32 billion versus December 31, 2009 to Euro 877 billion mainly as a result of:
  - Net inflows: Euro -41 billion primarily at AllianceBernstein (Euro -23 billion) and AXA Rosenberg (Euro -26 billion), mainly in the institutional client segment, partly offset by positive net inflows from certain other AXA IM expertises,
  - Market impact: Euro + 45 billion,
  - Forex impact: Euro +29 billion mostly driven by the USD appreciation versus the Euro.

Assets Under Management Roll-forward

In Euro billion	Alliance Bernstein	AXA IM	Total
AUM at FY09	**346**	**499**	**845**
Net inflows	-23	-19	-41
Market appreciation	+14	+31	+45
Scope & other impacts		-0	-0
Forex impact	+18	+12	+29
AUM at 9M10	**355**	**522**	**877**
Average AUM over the period	**366**	**501**	**867**
Change of average AUM on a reported basis	+12%	+5%	+7%
Change of average AUM on a comparable basis	+7%	+4%	+6%

International Insurance

International Insurance revenues decreased by 2% to Euro 2,296 million, mainly due to AXA Corporate Solutions Assurance.

International Insurance IFRS revenues

In Euro million	9M09	9M10	Change on a reported basis	Change on a comparable basis
AXA Corporate Solutions Assurance	1,598	1,597	-0.1%	-2.3%
AXA Assistance	573	575	+0.4%	-0.4%
AXA Global Life & Global P&C[(a)]	57	49	-15.0%	-15.5%
Other International activities	79	76	-4.4%	-2.4%
Total International Insurance	**2,308**	**2,296**	**-0.5%**	**-2.2%**

(a) Formerly AXA Cessions. Combines both central teams from Life & Savings and Property & Casualty global business lines in addition to existing Group reinsurance operations.

Notes

---

[1] Annual Premium Equivalent (APE) represents 100% of new business regular premiums + 10% of new business single premiums. APE is Group share

[2] New Business Value is Group share.

[3] High growth markets: Central & Eastern Europe, Hong Kong, South East Asia & China, Turkey, Mexico, Gulf region and Morocco.

About AXA

AXA Group is a worldwide leader in insurance and asset management, with 216,000 employees serving 96 million clients in 57 countries. For 1H10, IFRS revenues amounted to Euro 49.9 billion and IFRS underlying earnings to Euro 2.1 billion.
AXA had Euro 1,089 billion in assets under management as of June 30, 2010.
The AXA ordinary share is listed on compartment A of Euronext Paris under the ticker symbol CS (ISN FR 0000120628 – Bloomberg: CS FP – Reuters: AXAF.PA). AXA's American Depository Shares are also quoted on the OTC QX platform under the ticker symbol AXAHY.
The Group is included in the main international SRI indexes, such as Dow Jones Sustainability Index (DJSI) and FTSE4GOOD.

This press release is available on the AXA Group website: www.axa.com

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IMPORTANT LEGAL INFORMATION AND CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predictions of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Please refer to the section "Cautionary statements" in page 2 of AXA's Document de Référence for the year ended December 31, 2009, for a description of certain important factors, risks and uncertainties that may affect AXA's business. AXA undertakes no obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or circumstances or otherwise.

APPENDIX 1: AXA Group IFRS revenues – 9M10 vs. 9M09

AXA Group IFRS revenues – contributions & growth by segment and country/region				
In Euro million	9M09 IFRS	9M10 IFRS	IFRS revenues change Reported	IFRS revenues change Comp. basis
United States	7,405	7,142	-3.6%	-7.2%
France	11,646	10,825	-7.0%	-7.0%
NORCEE	10,811	11,765	+8.8%	+5.8%
of which Germany	4,885	5,110	+4.6%	+4.6%
of which Switzerland	3,880	4,349	+12.1%	+4.0%
of which Belgium	1,651	1,886	+14.2%	+14.2%
of which Central & Eastern Europe	344	360	+4.8%	-0.4%
United Kingdom	2,002	1,905	-4.8%	-0.4%
Asia Pacific	6,337	6,532	+3.1%	-2.7%
of which Japan	4,156	4,134	-0.5%	-2.1%
of which Australia/New-Zealand	1,158	1,192	+3.0%	-17.5%
of which Hong Kong	905	1,029	+13.7%	+9.6%
of which South East Asia	118	177	+50.3%	+30.7%
MedLA	4,420	5,698	+28.9%	+28.8%
of which Spain	488	531	+8.9%	+8.9%
of which Italy	3,444	4,635	+34.6%	+34.6%
of which other[a]	488	533	+9.2%	+7.3%
Canada	85	102	+19.8%	+2.4%
Life & Savings	**42,706**	**43,970**	**+3.0%**	**+0.9%**
NORCEE	6,713	6,845	+2.0%	-1.3%
of which Germany	2,905	2,869	-1.2%	-1.5%
of which Belgium	1,651	1,617	-2.1%	-2.1%
of which Switzerland	2,058	2,201	+6.9%	-0.8%
France	4,434	4,556	+2.7%	+2.7%
Mediterranean Region	4,806	4,906	+2.1%	-0.7%
of which Spain	1,868	1,765	-5.5%	-5.5%
of which Italy	1,019	1,036	+1.6%	+1.6%
of which other[b]	1,919	2,105	+9.7%	+2.8%
United Kingdom & Ireland	3,071	3,208	+4.5%	+1.4%
Canada	877	1,095	+24.8%	+6.7%
Asia	623	779	+25.2%	+7.4%
Property & Casualty	**20,524**	**21,389**	**+4.2%**	**+0.7%**
AXA Corporate Solutions Assurance	1,598	1,597	-0.1%	-2.3%
Others	709	700	-1.4%	-2.0%
International Insurance	**2,308**	**2,296**	**-0.5%**	**-2.2%**
AllianceBernstein	1,390	1,595	+14.7%	+10.4%
AXA Investment Managers	863	868	+0.7%	-0.5%
Asset Management	**2,253**	**2,463**	**+9.3%**	**+6.2%**
Banking & Holding	**303**	**344**	**+13.5%**	**+13.0%**
Total	**68,094**	**70,462**	**+3.5%**	**+1.0%**

[a] Portugal, Greece, Turkey, Mexico and Morocco.

[b] Portugal, Greece, Turkey, Mexico, Gulf region and Morocco.

APPENDIX 2: Life & Savings – Breakdown of APE between unit-linked non unit-linked and mutual funds

Breakdown of APE – main countries, regions and modelled businesses

Group share in Euro million	9M10 APE			% UL in APE (excl. mutual funds)		UL change on comparable basis
	UL	Non-UL	Mutual Funds	9M09	9M10	
France	108	888		10%	11%	-6%
United States	337	150	254	75%	69%	-26%
United Kingdom	575	79	83	87%	88%	-4%
NORCEE						
Germany	101	257		28%	28%	+4%
Switzerland	21	212		10%	9%	-6%
Belgium	14	162		6%	8%	+31%
Central & Eastern Europe	114	19	37	66%	86%[a]	+39%
ASIA PACIFIC						
Japan	94	241		23%	28%	+8%
Australia/New-Zealand	24	33	166	14%	41%[a]	-33%
Hong Kong	40	71		35%	36%	+25%
South East Asia & China	64	56		59%	54%	+58%
MedLA	79	347	6	17%	18%	+43%
Spain	9	45	4	5%	17%	+267%
Italy	65	227	2	24%	22%	+32%
Other[b]	4	75		4%	5%	+53%
Total	**1,573**	**2,514**	**546**	**38%**	**38%**	**-4%**

[a] Reclassification of products.
[b] Portugal, Greece, Turkey, Mexico and Morocco.

APPENDIX 3: AXA Group IFRS Revenues in local currency – Discrete quarters

(In million local currency except Japan in billion)	1Q09	2Q09	3Q09	4Q09	1Q10	2Q10	3Q10
Life & Savings							
United States	4,197	3,257	2,670	2,962	3,084	3,174	3,138
France	4,012	4,012	3,623	4,694	3,824	3,502	3,500
NORCEE							
of which Germany	*1,516*	*1,540*	*1,829*	*1,810*	*1,696*	*1,786*	*1,628*
of which Switzerland	*4,188*	*922*	*749*	*838*	*4,325*	*899*	*868*
of which Belgium	*534*	*514*	*603*	*865*	*731*	*605*	*549*
of which Central & Eastern Europe	*115*	*113*	*116*	*124*	*119*	*118*	*123*
United Kingdom	556	599	620	705	605	612	417
Asia Pacific							
of which Japan	*174*	*188*	*167*	*176*	*154*	*210*	*154*
of which Australia/New-Zealand	*918*	*607*	*586*	*606*	*559*	*646*	*544*
of which Hong Kong	*3,178*	*3,099*	*3,317*	*3,407*	*3,368*	*3,493*	*3,659*
MedLA	1,417	1,532	1,471	2,053	2,355	1,879	1,464
Property & Casualty							
NORCEE							
of which Germany	*1,619*	*587*	*699*	*596*	*1,584*	*593*	*692*
of which Switzerland	*2,686*	*260*	*162*	*144*	*2,645*	*256*	*182*
of which Belgium	*648*	*513*	*491*	*479*	*634*	*504*	*479*
France	1,864	1,224	1,346	1,250	1,902	1,279	1,375
MedLA	1,725	1,678	1,403	1,891	1,745	1,693	1,469
United Kingdom & Ireland	881	952	891	757	872	978	902
Asia	212	205	206	191	243	258	279
Canada	385	530	484	452	404	560	528
International Insurance							
AXA Corporate Solutions Assurance	900	355	343	332	933	338	326
Others, including AXA RE	279	196	234	221	279	212	208
Asset Management							
AllianceBernstein	610	624	667	731	701	712	685
AXA Investment Managers	295	284	284	325	302	303	263
Banking & Holdings	78	89	91	80	90	97	87

APPENDIX 4: 9M10 Property & Casualty revenues contribution & growth by business line

Property & casualty revenues – contribution & growth by business line

in %	Personal Motor		Personal Non-Motor		Commercial Motor		Commercial Non-Motor	
	% Gross revenues	Change on comp. basis	% Gross revenues	Change on comp. basis	% Gross revenues	Change on comp. basis	% Gross revenues	Change on comp. basis
France	33%	+5%	28%	+5%	8%	+0%	31%	-1%
United Kingdom [(a)]	26%	+35%	35%	+0%	7%	+7%	33%	-13%
NORCEE	33%	+1%	24%	-1%	7%	+1%	33%	-4%
Of which Germany	*31%*	*-1%*	*34%*	*-3%*	*7%*	*+2%*	*22%*	*-2%*
Of which Belgium	*30%*	*+2%*	*21%*	*+3%*	*12%*	*-1%*	*37%*	*-8%*
Of which Switzerland	*36%*	*+1%*	*15%*	*+2%*	*4%*	*+0%*	*45%*	*-3%*
MedLA	45%	-0%	21%	+7%	10%	-5%	25%	-6%
Of which Spain	*51%*	*-7%*	*25%*	*+5%*	*7%*	*-22%*	*18%*	*-7%*
Of which Italy	*60%*	*+1%*	*29%*	*+7%*	*1%*	*-27%*	*10%*	*-3%*
Of which other [(b)]	*32%*	*+10%*	*13%*	*+11%*	*17%*	*+4%*	*38%*	*-6%*
Canada	38%	+5%	20%	+10%	7%	+7%	36%	+5%
Asia	72%	+5%	8%	+22%	5%	+15%	17%	+1%
Total	**36%**	**+5%**	**25%**	**+3%**	**8%**	**+0%**	**30%**	**-5%**

(a) Including Ireland.
(b) Portugal, Greece, Turkey, Mexico, Gulf region and Morocco.

APPENDIX 5: 9M10 Property & Casualty price increases

Property & Casualty price increases by country and business line

In %	Personal	Commercial
France	+4.0%	+3.4%
Germany	+0.1%	-0.1%
United Kingdom & Ireland	+9.8%	+3.4%
Switzerland	-0.6%	-1.1%
Belgium	+2.0%	0.0%
Canada	+5.5%	+1.3%
MedLA	+3.1%	+2.9%
Total	**+3.4%**	**+2.0%**

APPENDIX 6: Life & Savings New Business Volume (APE), Value (NBV) and NBV to APE margin

APE, NBV & NBV margin - main countries, regions and modelled businesses

in Euro million	9M09 APE	9M10 APE	Change on a comparable basis	9M09 NBV	9M10 NBV	Change on a comparable basis	9M10 NBV/APE margin	Change on a comparable basis
United States	770	741	-7.4%	34	83	+132.5%	11.2%	+6.8 pts
France	1,120	996	-11.1%	94	92	-2.0%	9.3%	+0.9 pt
United Kingdom	711	737	+5.9%	80	76	+1.8%	10.3%	-0.4 pt
NORCEE	**841**	**938**	**+4.0%**	**167**	**187**	**+1.8%**	**19.9%**	**-0.4 pt**
Germany	342	358	-0.0%	47	43	-16.8%	11.9%	-2.4 pts
Switzerland	208	233	+4.1%	69	78	+4.3%	33.5%	+0.1 pt
Belgium	174	176	+1.7%	27	26	-1.9%	14.8%	-0.5 pt
Central & Eastern Europe	118	171	+17.7%	24	40	+32.3%	23.5%	+2.6 pts
ASIA PACIFIC	**733**	**789**	**-1.8%**	**350**	**402**	**+8.9%**	**51.0%**	**+5.3 pts**
Japan	380	335	-13.3%	228	241	+3.8%	71.8%	+11.8 pts
Australia/New-Zealand	198	223	-10.4%	27	30	-11.3%	13.6%	-0.1 pt
Hong Kong	89	111	+20.0%	57	77	+29.2%	68.9%	+4.9 pts
South East Asia & China	66	120	+61.3%	37	55	+26.7%	45.6%	-12.3 pts
MedLA	**332**	**431**	**+30.0%**	**50**	**70**	**+40.9%**	**16.3%**	**+1.3 pts**
Spain	58	58	+1.1%	7	10	+56.9%	17.7%	+6.3 pts
Italy	208	294	+41.5%	33	47	+43.3%	15.9%	+0.2 pt
Other[a]	67	79	+18.6%	10	13	+23.6%	16.9%	+0.7 pt
TOTAL	**4,508**	**4,632**	**-0.5%**	**775**	**911**	**+13.0%**	**19.7%**	**+2.4 pts**

[a] Portugal, Greece, Turkey, Mexico and Morocco.

APPENDIX 7: 3Q10 Main Press Releases

- 08/04/2010 Half Year 2010 Earnings – Confirmation of AXA's operating model strength
- 08/04/2010 Appointments (François Pierson, Nicolas Moreau, Paul Evans)
- 08/06/2010 AXA and BNP Paribas to renew their 2005 agreement
- 08/09/2010 Update on the AXA APH transaction – ACCC to conduct market enquiries
- 08/09/2010 Extension of AXA APH proposal following ACCC announcement to conduct market enquiries
- 08/24/2010 AXA launches its 2010 employee share offering (Shareplan 2010)
- 09/09/2010 AXA comments on ACCC decision
- 09/14/2010 AXA comments on NAB decision
- 09/15/2010 AXA has completed the sale of part of its UK life & savings operations
- 10/13/2010 George Stansfield, AXA Group General Counsel, is appointed Head of Group Human Resources in addition to his current responsibilities and joins AXA's Executive Committee

Please refer to the following web site address for further details:
http://www.axa.com/en/press/pr/

APPENDIX 8: 3Q10 operations on AXA shareholders' equity and debt

Shareholders' Equity

No significant operation.

Debt

No significant operation.

APPENDIX 9: NEXT MAIN INVESTOR EVENTS

- 11/16/2010 Investor Day
- 02/17/2011 Full Year 2010 Earnings